EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP REPORTS FIRST QUARTER 2013 RESULTS

Reports Record First Quarter Adjusted EBITDA

CHESTER, WV — May 7, 2013 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Highlights

•                  Net revenue growth of 14.3%, including revenue of $36.0 million for Scioto Downs, which is in its third quarter of operations.

•                  Adjusted EBITDA for the first quarter of 2013 was $25.0 million, an increase of 21.9% from the prior-year period.

“Our new Scioto Downs gaming facility continues to exceed our expectations, leading to strong double-digit revenue and adjusted EBITDA growth in the first quarter,” said Jeffrey J. Dahl, President and Chief Executive Officer of MTR Gaming Group, Inc.  “Scioto Downs continues to maintain a significant market share of the Columbus slot market, which is a testament to the first-class nature of the facility and the top-shelf customer service.  Despite a strong first quarter, all our gaming facilities experienced the impact that general macroeconomic conditions, such as higher payroll taxes and gas prices as well as delayed income tax refunds, had on consumers.  Although we expect overall consumer confidence to remain low, we anticipate certain of these impacts to be timing related and are optimistic with the improvements we began seeing in March.  Further, our Presque Isle Downs and Mountaineer gaming facilities experienced almost double the amount of snowfall during 2013 compared to unusually mild weather in the prior year, as well as competition from the expansion of gaming in Ohio.”

“Looking ahead, we will continue our focus on maintaining our margins and pursuing operating efficiencies across our properties, while looking to boost our top line through various marketing initiatives,” continued Mr. Dahl.  “In addition, we look to spend approximately $20 million in capital expenditures during 2013 to improve our guests’ gaming and entertainment experience — including the renovation of hotel rooms at Mountaineer Park, as well as investing in the gaming floors at our properties to improve guest interaction and other facility improvements.”

For the first quarter of 2013, the Company’s total net revenues were $123.3 million, an increase of 14.3% compared to $108.0 million in the same period of 2012.  Adjusted EBITDA in the first quarter of 2013 was $25.0 million, an increase of 21.9% from the prior-year period, and adjusted EBITDA margin was 20.2%, an increase of 120 basis points from the prior-year period.

The Company reported a net loss of $0.8 million for the quarter, or $0.03 per share, compared to a net loss of $3.2 million, or $0.11 per share, for the same period of 2012.

Net revenues at Scioto Downs were $36.0 million during the first quarter of 2013 compared to $0.1 million during the first quarter of 2012.  The property generated adjusted EBITDA of $13.0 million, compared to an adjusted EBITDA loss of $0.7 million in the same quarter of 2012.  The adjusted EBITDA margin for the first quarter of 2013 was 36.0%.  The increase in net revenues and adjusted EBITDA for the first quarter of 2013 was attributable to the opening of the VLT gaming facility on June 1, 2012.

Net revenues at Mountaineer Casino, Racetrack & Resort decreased 15.6% to $49.8 million in the first quarter of 2013 compared to $59.0 million in the first quarter of 2012.  Revenues from slots and table games decreased by $6.3 million and $1.8 million, respectively, compared to the same quarter of 2012.  The property saw adjusted EBITDA decrease to $8.3 million from $12.8 million in the comparable quarter of 2012, while the adjusted EBITDA margin at Mountaineer decreased to 16.7% compared to 21.6% in the prior-year quarter.  The decrease in gaming revenues and adjusted EBITDA for the first quarter of 2013 was primarily attributable to adverse weather and the introduction of gaming competition from Ohio.

Net revenues at Presque Isle Downs & Casino decreased 23.1% to $37.6 million during the first quarter of 2013 compared to $48.9 million during the first quarter of 2012.  Revenues from slots and table games decreased by $8.7 million and $1.8 million, respectively, compared to the same quarter of 2012.  The property generated adjusted EBITDA of $6.3 million compared to $10.8 million in the same quarter of 2012, with the adjusted EBITDA margin decreasing to 16.7% compared to 22.2% in the prior-year quarter.  The decrease in net revenues and adjusted EBITDA for the first quarter of 2013 was primarily attributable to adverse weather and the introduction of gaming competition from Ohio.

Corporate overhead costs totaled $2.6 million during the first quarter of 2013 compared to $2.4 million in the prior-year period, with the increase due primarily to corporate marketing costs and long-term incentive compensation-related expenses.

See attached tables, including a reconciliation of net loss, a GAAP financial measure, to adjusted EBITDA, as well as the calculation of adjusted EBITDA margin, each of which are non-GAAP financial measures.

Balance Sheet and Liquidity

As of March 31, 2013, MTR had $99.0 million in cash and cash equivalents and $557.2 million in total debt, net of discount.  In addition, the Company has $20 million available for borrowing under its revolving credit facility.

Reconciliation of GAAP Measures to Non-GAAP Measures

Adjusted EBITDA represents earnings (losses) before interest, income taxes, depreciation and amortization, gain (loss) on the sale or disposal of property, other regulatory gaming assessment costs, loss on asset impairment, loss on debt modification and extinguishments and equity in loss of unconsolidated joint venture, to the extent that such items existed in the periods presented.  Adjusted EBITDA margin represents the calculation of adjusted EBITDA divided by net revenues. Adjusted EBITDA and adjusted EBITDA margin are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), are unaudited and should not be considered as an alternative to, or more meaningful than, net income (loss) or operating margin as indicators of our operating performance, or cash flows from operating activities, as a measure of liquidity. Adjusted EBITDA and adjusted EBITDA margin have been presented as supplemental disclosures because they are widely used measures of performance and basis’ for valuation of companies in our industry. Management of the Company uses adjusted EBITDA and adjusted EBITDA margin as primary measures of the Company’s operating performance and as components in evaluating the performance of operating personnel.  These non-GAAP financial measures have limitations as an analytical tool, should not be viewed as a substitute for net revenues determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Management believes that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results.  Uses of cash flows that are not reflected in adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, and certain regulatory gaming assessments which can be significant. Moreover, other companies that provide EBITDA and/or adjusted EBITDA information may calculate EBITDA and/or adjusted EBITDA differently than we do. A reconciliation of GAAP net income (loss) to adjusted EBITDA, as well as the calculation of adjusted EBITDA margin, is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments today at 4:30 p.m. EDT.  Interested parties may participate in the call by dialing (888) 455-2260.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID # 5630990).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Investor Relations section of the Company’s website.

A replay of the call will be available two hours following the end of the call through midnight EDT on Tuesday, May 14, 2013 at www.mtrgaming.com and by telephone at (877) 870-5176; passcode 5630990.

About MTR Gaming Group

MTR Gaming Group, Inc. is a hospitality and gaming company that through subsidiaries owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

Forward-Looking Statements

Except for historical information, this press release contains forward-looking statements concerning, among other things the prospects for improving the results of our operations at Mountaineer, Presque Isle Downs and Scioto Downs, including the successful operation of video lottery terminals at Scioto Downs. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer, Presque Isle Downs and Scioto Downs (including casino gaming and video lottery terminals in Ohio), the successful integration and operation of video lottery terminals at Scioto Downs, the effectiveness of our marketing programs, the enactment of future gaming legislation in the jurisdictions in which we operate, changes in, or failure to comply with, laws, regulations or the conditions of our gaming licenses, accounting standards or environmental laws, including adverse changes in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations, our ability to maintain or improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our ability to fulfill our obligations and comply with the covenants associated with our various debt instruments and/or our ability to obtain additional debt and/or equity financing, if and when needed, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Executive Vice President and Chief Financial Officer

(724) 933-8122

Jbittner@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31
	2013	2012

Revenues:
Gaming	$114,769	$100,141
Pari-mutuel commissions	1,380	1,159
Food, beverage and lodging	9,488	7,874
Other	2,157	1,946
Total revenues	127,794	111,120
Less promotional allowances	(4,455)	(3,170)
Net revenues	123,339	107,950

Operating expenses:
Costs of operating departments:
Gaming
Operating	67,270	62,259
Other regulatory assessments	(49)	(133)
Pari-mutuel commissions	1,852	1,564
Food, beverage and lodging	7,519	5,774
Other	1,541	1,345
Marketing and promotions	4,223	3,073
General and administrative	15,977	13,197
Project opening costs	—	259
Depreciation	7,544	6,238
Gain on the sale or disposal of property	(82)	(5)
Total operating expenses	105,795	93,571

Operating income	17,544	14,379

Other income (expense):
Interest income	14	80
Interest expense, net of amounts capitalized	(17,391)	(17,020)

Income (loss) before income taxes	167	(2,561)
Provision for income taxes	(953)	(630)

Net loss	$(786)	$(3,191)

Net loss per common share:
Basic	$(0.03)	$(0.11)
Diluted	$(0.03)	$(0.11)

Weighted average number of shares outstanding:
Basic	28,137,030	27,960,030
Diluted	28,137,030	27,960,030

 MTR GAMING GROUP, INC.

 SELECTED FINANCIAL INFORMATION

 (dollars in thousands)

 (unaudited)

	Three Months Ended
	March 31
	2013	2012

Net revenues:
Mountaineer Casino, Racetrack & Resort	$49,762	$58,975
Presque Isle Downs & Casino	37,606	48,876
Scioto Downs	35,971	78
Corporate	—	21
Consolidated net revenues	$123,339	$107,950

Adjusted EBITDA:
Mountaineer Casino, Racetrack & Resort	$8,300	$12,760
Presque Isle Downs & Casino	6,270	10,835
Scioto Downs	12,950	(732)
Corporate	(2,563)	(2,384)
Consolidated Adjusted EBITDA	$24,957	$20,479

The following tables set forth a reconciliation of net income (loss), a GAAP financial measure, to adjusted EBITDA, as well as the calculation of adjusted EBITDA margin, each of which are non-GAAP financial measures.

	Three Months Ended
	March 31
	2013	2012

Adjusted EBITDA:

Mountaineer Casino, Racetrack & Resort:
Net income	$6,080	$9,960
Interest income	(2)	—
Depreciation	2,232	2,805
Gain on the sale or disposal of property	(10)	(5)
Adjusted EBITDA	$8,300	$12,760
Net revenues	$49,762	$58,975
Adjusted EBITDA margin	16.7%	21.6%

Presque Isle Downs & Casino:
Net income	$3,900	$7,146
Interest income & capitalized interest	(1)	(24)
Provision for income taxes	621	627
Depreciation	1,871	3,219
Other regulatory gaming assessments	(49)	(133)
Gain on the sale or disposal of property	(72)	—
Adjusted EBITDA	$6,270	$10,835
Net revenues	$37,606	$48,876
Adjusted EBITDA margin	16.7%	22.2%

 MTR GAMING GROUP, INC.

 SELECTED FINANCIAL INFORMATION (continued)

 (dollars in thousands)

 (unaudited)

	Three Months Ended
	March 31
	2013	2012
Adjusted EBITDA (continued):

Scioto Downs:
Net income (loss)	$9,167	$(705)
Interest expense (capitalized interest)	19	(228)
Provision for income taxes	332	—
Depreciation	3,432	201
Adjusted EBITDA	$12,950	$(732)
Net revenues	$35,971	$78
Adjusted EBITDA margin	36.0%	N/A

Corporate:
Net loss	$(19,933)	$(19,592)
Interest expense, net of interest income	17,361	17,192
Provision for income taxes	—	3
Depreciation	9	13
Adjusted EBITDA	$(2,563)	$(2,384)

Consolidated:
Net loss	$(786)	$(3,191)
Interest expense, net of interest income and capitalized interest	17,377	16,940
Provision for income taxes	953	630
Depreciation	7,544	6,238
Other regulatory gaming assessments	(49)	(133)
Gain on the sale or disposal of property	(82)	(5)
Adjusted EBITDA	$24,957	$20,479
Net revenues	$123,339	$107,950
Adjusted EBITDA margin	20.2%	19.0%

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	March 31	December 31
	2013	2012
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$99,024	$115,113
Restricted cash	6,883	4,088
Accounts receivable, net of allowance for doubtful accounts of $180 in 2013 and $350 in 2012	2,527	3,934
Amounts due from West Virginia Lottery Commission	17	17
Inventories	4,213	4,305
Deferred financing costs	1,642	1,642
Prepaid expenses and other current assets	5,944	5,582
Total current assets	120,250	134,681

Property and equipment, net	382,222	387,015
Other intangible assets	136,100	136,094
Deferred financing costs, net of current portion	7,997	8,407
Deposits and other	1,908	1,908
Non-operating real property	10,789	10,789
Assets of discontinued operations	181	181
Total assets	$659,447	$679,075

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,990	$3,719
Accounts payable - gaming taxes and assessments	5,763	11,077
Accrued payroll and payroll taxes	5,831	5,776
Accrued interest	10,963	27,369
Accrued income taxes	669	743
Other accrued liabilities	16,191	13,579
Construction project and equipment liabilities	329	481
License fee payable	25,000	25,000
Deferred income taxes	1,472	1,472
Liabilities of discontinued operations	116	123
Total current liabilities	69,324	89,339

Long-term debt	557,245	556,716
Other regulatory gaming assessments	5,160	5,319
Long-term compensation	436	871
Deferred income taxes	13,472	12,620
Other long-term liabilities	462	517
Total liabilities	646,099	665,382

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	64,253	63,822
Accumulated deficit	(50,798)	(50,012)
Accumulated other comprehensive loss	(331)	(341)
Total stockholders’ equity of MTR Gaming Group, Inc.	13,124	13,469
Non-controlling interest of discontinued operations	224	224
Total stockholders’ equity	13,348	13,693
Total liabilities and stockholders’ equity	$659,447	$679,075

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